Exhibit 24

POWER OF ATTORNEY



KNOW ALL BY THESE PRESENTS:

The undersigned, InterWest Partners X, LP, hereby constitutes and appoints Karen
A. Wilson as its true and lawful Attorney-in-Fact, with full power in its name and on its behalf, to take all actions and do all things necessary with respect to all matters arising in connection with the ownership reporting requirements of the securities laws of the United States, including the execution and delivery of all documents in connection therewith.

The undersigned agrees to indemnify said Attorney-in-Fact against, and hold her free and harmless from, and all loss, cost, expense, damage or liability which she may incur or sustain as a result of any action taken by her in good faith pursuant to this Power of Attorney.

This Power of Attorney shall remain in full force and effect until revoked in writing by the undersigned and the authority granted herein may be relied upon by any person until such person has actually received written notice of revocation.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney this 26th day of September, 2016.


INTERWEST PARTNERS X, LP



/s/ Gilbert H. Kliman
By: Gilbert H. Kliman, Managing Director of InterWest Management Partners X, LLC, its General Partner

POWER OF ATTORNEY



KNOW ALL BY THESE PRESENTS:

The undersigned, InterWest Management Partners X, LLC, hereby constitutes and appoints Karen A. Wilson as its true and lawful Attorney-in-Fact, with full power in its name and on its behalf, to take all actions and do all things necessary with respect to all matters arising in connection with the ownership reporting requirements of the securities laws of the United States, including the execution and delivery of all documents in connection therewith.

The undersigned agrees to indemnify said Attorney-in-Fact against, and hold her free and harmless from, and all loss, cost, expense, damage or liability which she may incur or sustain as a result of any action taken by her in good faith pursuant to this Power of Attorney.

This Power of Attorney shall remain in full force and effect until revoked in writing by the undersigned and the authority granted herein may be relied upon by any person until such person has actually received written notice of revocation.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney this 26th day of September, 2016.


INTERWEST MANAGEMENT PARTNERS X, LLC



/s/ Gilbert H. Kliman
By:  Gilbert H. Kliman, Managing Director

POWER OF ATTORNEY



KNOW ALL BY THESE PRESENTS:

The undersigned, Arnold L. Oronsky, hereby constitutes and appoints Karen A. Wilson as his true and lawful Attorney-in-Fact, with full power in his name and on his behalf, to take all actions and do all things necessary with respect to all matters arising in connection with the ownership reporting requirements of the securities laws of the United States, including the execution and delivery of all documents in connection therewith.

The undersigned agrees to indemnify said Attorney-in-Fact against, and hold her free and harmless from, and all loss, cost, expense, damage or liability which she may incur or sustain as a result of any action taken by her in good faith pursuant to this Power of Attorney.

This Power of Attorney shall remain in full force and effect until revoked in writing by the undersigned and the authority granted herein may be relied upon by any person until such person has actually received written notice of revocation.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney this 28th day of May, 1996.


ARNOLD L. ORONSKY



/s/ Arnold L. Oronsky

POWER OF ATTORNEY



KNOW ALL BY THESE PRESENTS:

The undersigned, Khaled A. Nasr, hereby constitutes and appoints Karen A. Wilson as his true and lawful Attorney-in-Fact, with full power in his name and on his behalf, to take all actions and do all things necessary with respect to all matters arising in connection with the ownership reporting requirements of the securities laws of the United States, including the execution and delivery of all documents in connection therewith.

The undersigned agrees to indemnify said Attorney-in-Fact against, and hold her free and harmless from, and all loss, cost, expense, damage or liability which she may incur or sustain as a result of any action taken by her in good faith pursuant to this Power of Attorney.

This Power of Attorney shall remain in full force and effect until revoked in writing by the undersigned and the authority granted herein may be relied upon by any person until such person has actually received written notice of revocation.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney this 31st day of May, 2007.


KHALED A. NASR



/s/ Khaled A. Nasr

POWER OF ATTORNEY



KNOW ALL BY THESE PRESENTS:

The undersigned, Keval Desai, hereby constitutes and appoints Karen A. Wilson as his true and lawful Attorney-in-Fact, with full power in his name and on his behalf, to take all actions and do all things necessary with respect to all matters arising in connection with the ownership reporting requirements of the securities laws of the United States, including the execution and delivery of all documents in connection therewith.

The undersigned agrees to indemnify said Attorney-in-Fact against, and hold her free and harmless from, and all loss, cost, expense, damage or liability which she may incur or sustain as a result of any action taken by her in good faith pursuant to this Power of Attorney.

This Power of Attorney shall remain in full force and effect until revoked in writing by the undersigned and the authority granted herein may be relied upon by any person until such person has actually received written notice of revocation.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney this 25th day of June, 2012.


KEVAL DESAI



/s/ Keval Desai